EXHIBIT 24.1
POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned, being a Director of Stage Stores, Inc., a Nevada corporation (“Company”), hereby constitutes and appoints Michael L. Glazer and Oded Shein, and each of them (with full power to each of them to act alone), the undersigned’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the undersigned and in the undersigned’s name, place and stead, in any and all capacities, to sign and date Post-Effective Amendment No. 2 to the Company’s Form S-8 Registration Statement (Registration No. 333-151566), which the Company filed on June 10, 2008 under the Securities Act of 1933, as amended by Post-Effective Amendment No. 1 which the Company filed on May 29, 2013 (“Registration Statement”), and any and all amendments and supplements thereto and any other instruments or documents filed as a part of or in connection therewith, each in such form as they or any one of them may approve, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission and the New York Stock Exchange, granting unto each of said attorneys-in-fact and agents, and substitute or substitutes, full power and authority to do and perform each and every act and thing requisite and necessary to be done to enable the Company to comply with the Securities Act of 1933, as amended, and any rules, regulations or requirements of the Securities and Exchange Commission in respect thereof, in connection with the filing of the Registration Statement, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
IN WITNESS WHEREOF, each of the undersigned has signed this Power of Attorney as of June 2, 2016.

/s/ Alan J. Barocas	/s/ Lisa R. Kranc
Alan J. Barocas	Lisa R. Kranc
/s/ Elaine D. Crowley	/s/ William J. Montgoris
Elaine D. Crowley	William J. Montgoris
/s/ Diane M. Ellis	/s/ C. Clayton Reasor
Diane M. Ellis	C. Clayton Reasor
/s/ Michael L. Glazer	/s/ Ralph P. Scozzafava
Michael L. Glazer	Ralph Scozzafava
/s/ Earl J. Hesterberg
Earl J. Hesterberg